      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2002
                                                   REGISTRATION NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         MARKWEST ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                        27-0005456
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                       Identification Number)

                       155 INVERNESS DRIVE WEST, SUITE 200
                            ENGLEWOOD, COLORADO 80112
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                     executive offices, including zip code)

                             ----------------------

             MARKWEST ENERGY PARTNERS, L.P. LONG-TERM INCENTIVE PLAN
                            (Full title of the plans)

                               GERALD A. TYWONIUK
                         MARKWEST ENERGY PARTNERS, L.P.
                       155 INVERNESS DRIVE WEST, SUITE 200
                            ENGLEWOOD, COLORADO 80112
                     (Name and address of agent for service)

                                 (303) 290-8700
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                 David P. Oelman
                               Jeffrey M. Cameron
                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                            Houston, Texas 77002-6760
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SECURITIES             AMOUNT TO BE      OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
          TO BE REGISTERED              REGISTERED(2)       PER UNIT(1)              PRICE(1)              FEE
--------------------------------------  --------------    ----------------      ------------------     ------------
Common units, representing limited      500,000 units          $21.19               $10,595,000          $974.74
partner interests, which may be
issued pursuant to the MarkWest
Energy Partners, L.P. Long-Term                                   -                      -
Incentive Plan......................

(1) Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average high and low prices of the Common Units as reported on the American Stock Exchange on June 17, 2002.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional common units that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding common units.

================================================================================

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                                     PART I

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated herein by reference:

     (a) The Registrant's Prospectus filed pursuant to Rule 424(b) on May 21, 2002; and

     (b) The description of the Registrant's Common Units contained in its Registration Statement on Form S-1, as amended (File No. 33-81780).

     In addition, all documents Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the effective date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.
Section 7.7(a) of the Amended and Restated Partnership Agreement of the Partnership (the "Partnership Agreement") provides that to the fullest extent permitted by law, (a) the General Partner, (b) any former General Partner (a "Departing Partner"), (c) any individual, corporation, partnership, trust, unincorporated organization, association or other entity (collectively, a "Person") who is or was an affiliate of the General Partner or Departing Partner, (d) Any Person who is or was a member, partner officer, director, employee, agent or trustee of the General Partner, Departing Partner, the Partnership, the Operating Company and any of their subsidiaries, and (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or their affiliates as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person (collectively the "Indemnitees"), shall be indemnified and held harmless by the Partnership, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith, in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to
Section 7.7 of the Partnership Agreement shall be available to the General Partner of

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its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to Section 7.7 of the Partnership Agreement shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

     Section 7.7(b) of the Partnership Agreement also states that to the fullest extent permitted by law, expenses (including without limitation, reasonable legal fees and expenses) incurred by an indemnitee in defending any claim, demand action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the indemnitee to repay such amount if it shall be determined that the indemnitee is not entitled to be indemnified as authorized by the Partnership Agreement.

     Additionally, Section 7.8(b) of the Partnership Agreement provides that no indemnitee shall be liable for monetary damages to the Partnership, the limited partners of the Partnership, the assignees or any other Persons who have acquired interests in common or preference units of the Partnership, for losses sustained or liabilities incurred as a result of any act or omission if such indemnitee acted in good faith.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Reference is made to the Exhibit Index which appears at page 7 of this Registration Statement for a detailed list of exhibits filed as a part hereof.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

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         (2) That, for the purpose of determining any liability under the
     Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 25th day of June, 2002.

                                        MARKWEST ENERGY PARTNERS, L.P.

                                        By: MarkWest Energy GP, L.L.C.,
                                               its general partner

                                        By: /s/ Gerald A. Tywoniuk
                                            --------------------------------
                                            Gerald A. Tywoniuk
                                            Senior Vice President and
                                            Chief Financial Officer


     Each person whose signature appears below appoints Arthur J. Denney and Gerald M. Tywoniuk, and each of them, with full power of substitution, their true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and on the undersigned's behalf in the undersigned's capacity as an officer or director of MarkWest Energy GP, L.L.C. in connection with, and only in connection with, the filing of this registration statement (including, but not limited to, the execution of any and all instruments for the undersigned in the undersigned's name which such person may deem necessary or advisable to enable MarkWest Energy Partners, L.P. to comply with the Securities Act of 1933, as amended (the "Act") and rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement), including specifically, but not limited to, the power and authority to sign for the undersigned any and all amendments, including post-effective amendments; and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      SIGNATURE                          TITLE                          DATE


/s/ John M. Fox            Chairman of the Board of Directors,     June 25, 2002
------------------------   President and Chief Executive Officer
    John M. Fox            (Principal Executive Officer)


/s/ Gerald A. Tywoniuk     Senior Vice President and Chief         June 25, 2002
------------------------   Financial Officer (Principal Financial
    Gerald A. Tywoniuk     and Accounting Officer) and Director


/s/ Arthur J. Denney
------------------------   Executive Vice President and Director   June 25, 2002
    Arthur J. Denney


/s/ Donald C. Heppermann
------------------------   Director                                June 25, 2002
    Donald C. Heppermann

/s/ William A. Kellstrom
------------------------   Director                                June 25, 2002
    William A. Kellstrom

/s/ William P. Nicoletti
------------------------   Director                                June 25, 2002
    William P. Nicoletti

                                INDEX TO EXHIBITS

Exhibit
 Number   Description
-------   -----------
4.1    -  Form of Amended and Restated Agreement of Limited Partnership of
          MarkWest Energy Partners, L.P. (filed as Appendix A to Prospectus filed pursuant to Rule 424(b) on May 22, 2002 and incorporated herein by reference).

4.2    -  Form of Amended and Restated Limited Liability Company Agreement of
          MarkWest Energy GP, L.L.C. (previously filed with Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-81780) on April
          25, 2002 and incorporated herein by reference).

5.1 - Opinion of Vinson & Elkins L.L.P. as to the validity of the securities being registered.

10.1 - MarkWest Energy Partners, L.P. Long-Term Incentive Plan (previously filed with Amendment No. 1 to the Registration Statement on Form S-1
          (File No. 333-81780) on March 22, 2002 and incorporated herein by reference).

10.2   -  First Amendment to the MarkWest Energy Partners, L.P. Long-Term
          Incentive Plan (previously filed as Exhibit 10.4 to the Current Report on Form 8-K on June 7, 2002 and incorporated herein by reference).

23.1   -  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1   -  Power of Attorney (set forth on the signature page contained in Part
          II of this Registration Statement).


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